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Exhibit 4.19

AMENDMENT NO. 4 TO FIVE YEAR CREDIT AGREEMENT

        This Amendment No. 4 to Five Year Credit Agreement dated as of November 5, 2001 (this "Amendment") is entered into with reference to the Five Year Credit Agreement dated as of December 31, 1998 (as amended by Amendment No. 1 dated as of August 31, 1999, Amendment No.2 dated as of August 28, 2000 and Amendment No. 3 dated August 23, 2001, the "Credit Agreement"), among PARK PLACE ENTERTAINMENT CORPORATION, the Lenders, Syndication Agent and Documentation Agents referred to therein, and BANK OF AMERICA, N.A., as Administrative Agent. Capitalized terms used in this Amendment and not otherwise defined herein are used with the meanings set forth for those terms in the Credit Agreement. The Borrower and the Administrative Agent (acting with the consent of the Required Lenders pursuant to Section 9.04 of the Credit Agreement) hereby agree to amend the Credit Agreement as follows:

        1.    Section 5.10—Leverage Ratio.    Section 5.10 of the Credit Agreement is hereby amended to read in full as follows:

  "5.10 Leverage Ratio.    The Leverage Ratio will not, as of the last day of any fiscal quarter of the Borrower described in the matrix below, exceed the ratio set forth opposite that fiscal quarter:

Fiscal Quarters Ending	Maximum Ratio
September 30, 2001	4.75:1.00
December 31, 2001 through and including June 30, 2002	5.50:1.00
September 30, 2002	5.25:1.00
December 31, 2002	5.00:1.00
March 31, 2003 and thereafter	4.50:1.00	."

        2.    Section 5.11—Interest Coverage Ratio.    Section 5.11 of the Credit Agreement is hereby amended to read in full as follows:

  "5.11 Interest Coverage Ratio.    The Interest Coverage Ratio shall not, as of the last day of any fiscal quarter of the Borrower described in the matrix below, be less than the ratio set forth opposite that fiscal quarter:

Fiscal Quarters Ending	Minimum Ratio
September 30, 2001	2.75:1.00
December 31, 2001 through and including September 30, 2002	2.50:1.00
December 31, 2002 and thereafter	2.75:1.00	."

        3.    Conditions Precedent.    The effectiveness of this Amendment shall be conditioned upon the receipt by the Administrative Agent of:

          (a)  written consents hereto executed by the Required Lenders, substantially in the form of Exhibit A hereto;

          (b)  a fee, for the account of each Lender which has executed a Consent to this Amendment on or prior to November 5, 2001, in an amount equal to five basis points times the amount of its Commitment.

        4.    Representations and Warranties.    The Borrower represents and warrants to the Administrative Agent and the Lenders that, as of the date of this Amendment, no Default or Event of Default has occurred and remains continuing.

        5.    Confirmation.    In all other respects, the terms of the Credit Agreement and the other Loan Documents are hereby confirmed.

        IN WITNESS WHEREOF, the Borrower and the Administrative Agent have executed this Amendment as of the date first written above by their duly authorized representatives.

PARK PLACE ENTERTAINMENT CORPORATION
By:	/s/ SCOTT LAPORTA
Scott LaPorta, Executive Vice President and Chief Financial Officer
BANK OF AMERICA, N.A., as Administrative Agent on behalf of the Required Lenders
By:	/s/ JANICE HAMMOND
Janice Hammond, Vice President.

[Exhibit A to Amendment]

CONSENT OF LENDER

        This Consent of Lender is delivered by the undersigned Lender to Bank of America, N.A., as Administrative Agent, with reference to:

  (a)    the Five Year Credit Agreement dated as of December 31, 1998 (as amended by Amendment No. 1 dated as of August 31, 1999, an Amendment No.2 dated as of August 28, 2000, and an Amendment No. 3 thereto dated as of August 23, 2001, the "Five Year Credit Agreement");

  (b)    the $1,430,000,000 Multi-Year Credit Agreement dated as of August 23, 2001 (the "Multi-Year Credit Agreement"); and

  (c)    the $1,500,000,000 Short Term Credit Agreement dated as of August 23, 2001 (the "Short Term Credit Agreement" and collectively with the Five Year Credit Agreement and the Multi-Year Credit Agreement, the "Credit Agreements");

in each case among Park Place Entertainment Corporation, the lenders named therein, and Bank of America, N.A., as Administrative Agent. Capitalized terms used herein are used with the meanings set forth for those terms in the Five Year Credit Agreement.

        The undersigned is a party to one or more of the Credit Agreements, and to the extent that it is a party to the related Credit Agreement, hereby consents to the execution and delivery of (a) the proposed Amendment No. 4 to Five Year Credit Agreement, (b) the proposed Amendment No. 1 to the Multi-Year Credit Agreement, and (c) the proposed Amendment No. 1 to the Short Term Credit Agreement, in each case by the Administrative Agent on behalf of the Lenders party to such Credit Agreements, substantially in the form of the drafts presented to the undersigned.

[Name of Lender]
By:
Title:

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  Exhibit 4.19
AMENDMENT NO. 4 TO FIVE YEAR CREDIT AGREEMENT
[Exhibit A to Amendment] CONSENT OF LENDER